EXHIBIT 99.2
UNAUDITED PRO FORMA FINANCIAL INFORMATION
On January 5, 2011, MiMedx Group, Inc. (“MiMedx” or the “Company”) acquired all of the outstanding equity interests in Surgical Biologics, LLC (“SB”), formerly owned by Membrane Products Holdings, LLC and OnRamp Capital Investments, LLC. Surgical Biologics primary business is in the development of tissue processing techniques for creating implants for a variety of surgical indications from amnion membranes. The purchase price was approximately $8,838,000, which was comprised of 5,200,000 shares of MiMedx common stock valued at $1.35 per share, plus $500,000 in cash (subject to adjustment in Surgical Biologics’ working capital from the agreed amount, debt in excess of the agreed amount and SB’s transaction costs); plus a $1,250,000 Convertible Secured Promissory Note. In addition, the Merger Agreement provides for the payment of additional contingent consideration equal to 60% of the excess of MiMedx’s gross revenue in calendar year 2011 from sales of all SB’s products over SB’s gross revenue from sales of such products in calendar year 2010; and contingent consideration equal to 30% of the excess of MiMedx’s gross revenue in calendar year 2012 from sales of all SB’s products over SB’s gross revenue from sales of such products in calendar year 2011. The contingent consideration is preliminarily valued at $7,400,000.
The following unaudited pro forma combined financial statements reflect the acquisition of 100% of the membership interests of Surgical Biologics using the purchase method of accounting. The acquisition has been accounted for in conformity with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”). The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined companies’ future results of operations and financial position. The unaudited pro forma combined financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the date indicated or the results that may be obtained in the future.
The unaudited pro forma combined balance sheet as of December 31, 2010 is presented as if our acquisition of SB had occurred on December 31, 2010.
The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2010 illustrate the effect of the SB acquisition as if it had occurred on January 1, 2010. The unaudited pro forma combined consolidated statement of operations combines the MiMedx and SB unaudited statements of income for the year ended December 31, 2010. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined results of the companies. These unaudited pro forma condensed combined financial statements are prepared by management for informational purposes only in accordance with Article 11 of Securities and Exchange Commission Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated operating results of MiMedx. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve, or any additional expenses or costs of integration that we may incur, with respect to the combined companies as such adjustments are not factually supportable at this point in time. The assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma combined financial statements, and such assumptions should be reviewed in their entirety.
The unaudited pro forma combined financial statements have been developed from, and should be read in conjunction with the historical audited consolidated financial statements for the year ended December 31, 2010 and notes thereto of MiMedx contained in its Annual Report on Form 10-K which was filed on March 31, 2011.

MIMEDX GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Combined Balance Sheet
December 31, 2010

	Historical	Historical
	MiMedx	Surgical Biologics
	December 31,	December 31,	ProForma		ProForma
	2010	2010	Adjustments		Combined
ASSETS

Current assets:
Cash and cash equivalents	$1,340,922	$33,583	$(500,000	)(A)	$874,505
Accounts receivable, net of allowance	162,376	181,087			343,463
License receivable	—	340,000			340,000
Inventory, net	111,554	347,106			458,660
Prepaid expenses and other current assets	90,946	2,738			93,684

Total current assets	1,705,798	904,514	(500,000)		2,110,312

Property and equipment, net	756,956	72,866			829,822
Goodwill	857,597		7,530,146	(B)	8,387,743
Intangible assets, net of accumulated amortization	3,929,394		8,145,000	(C)	12,074,394
Deposits and other long term assets	102,500	16,582			119,082

Total assets	$7,352,245	$993,962	$15,175,146		$23,521,353

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$848,285	$196,101	$202,024	(D)	$1,246,410
Deferred rent and customer deposits	—	36,533			36,533
Current portion of debt	403,432	62,590			466,022

Total current liabilities	1,251,717	295,224	202,024		1,748,965

Long Term Liabilities	—	—	—		—
Deferred rent — noncurrent	—	16,197			16,197
Debt, net of current portion	—	21,187	1,250,000	(E)	1,271,187
Line of Credit		99,000			99,000

Total liabilities	1,251,717	431,608	1,452,024		3,135,349

Stockholders’ equity:

Preferred stock; $.001 par value; 5,000,000 shares suthorized and 0 shares issued and outstanding	—	—			—
Common stock; $.001 par value; 100,000,000 shares authorized; 64,331,910 and 50,002,887 shares issued and outstanding, respectively	64,382	—	10,731	(F)	75,113
Additional paid-in capital	57,888,506	—	14,476,769	(F)	72,365,275
Treasury Stock	(25,000)	—			(25,000)
Retained Earnings (Accumulated deficit)	(51,827,360)	562,354	(562,354	)(G)	(52,029,384)
			(202,024	)(D)

Total stockholders’ equity	6,100,528	562,354	13,723,122		20,386,004

Total liabilities and members’ equity	$7,352,245	$993,962	$15,175,146		$23,521,353

MIMEDX GROUP, INC. AND SUBSIDIARIES
Unaudited Combined Statement of Operations
For The Year Ended December 31, 2010

	Historical	Historical
	MiMedx	Surgical Biologics
	For the year ended	For the year ended	Pro Forma		Pro Forma
	December 31, 2010	December 31, 2010	Adjustments		Combined
REVENUES:
Net Sales	$544,155	$1,707,213	$—		$2,251,368
Grant Revenue	244,719				244,719
Licensing revenue		500,000			500,000

Total revenue	788,874	2,207,213			2,996,087

OPERATING COSTS AND EXPENSES:
Cost of products sold	1,720,063	603,381			2,323,444
Research and development expenses	2,753,331	154,542			2,907,873
Selling, general and administrative expenses	6,848,135	1,256,780	581,786	(I)	8,686,701

INCOME/LOSS) FROM OPERATIONS	(10,532,655)	192,510	(581,786)		(10,921,931)

OTHER INCOME (EXPENSE), net
Financing expense associated with warrants issued in connection with convertible promissory note	(287,449)				(287,449)
Interest (expense) income, net	(599,649)	(10,523)	(50,000	)(H)	(660,172)

PROFIT/(LOSS) BEFORE INCOME TAXES	(11,419,753)	181,987	(631,786)		(11,869,552)

Income Taxes	—	—			—

NET INCOME (LOSS)	$(11,419,753)	$181,987	$(631,786)		$(11,869,552)

Net loss per common share
Basic and diluted	$(0.19)				$(0.17)

Shares used in computing net loss per common share
Basic and diluted	59,138,357		10,706,481	(J)	69,844,838

MIMEDX GROUP, INC.
Notes to Unaudited Pro Forma Combined Financial Statements
1.	Background and Basis of Pro Forma Presentation

On January 5, 2011, MiMedx Group, Inc. (“MiMedx” or the “Company”) acquired the outstanding equity interests in Surgical Biologics, LLC, (“SB”) formerly owned by Membrane Products Holdings, LLC and OnRamp Capital Investments, LLC. Surgical Biologics primary business is in the development of tissue processing techniques for creating implants for a variety of surgical indications from amnion membranes.

The unaudited pro forma combined financial information was prepared based on the historical financial statements of MiMedx and SB.

Our acquisition has been accounted for in conformity with ASC 805 and uses the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820-10”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires that fair value be measured based on the principles in ASC 820-10. ASC 820-10 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available.

2.	Purchase Price Allocation

The acquisition is accounted for using the acquisition method of accounting. The total estimated purchase price is comprised of the following:

Cash paid at closing	$500,000
Common Stock Issued	7,087,500
Convertible note payable	1,250,000
Estimated present value of additional contingent consideration	7,400,000

Total	$16,237,500

The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed on the closing date of January 5, 2011 as if the acquisition had occurred on December 31, 2010.

Cash and cash equivalents	$33,583
Trade receivables	181,087
License receivables	340,000
Inventory	347,106
Prepaid expenses and other current assets	2,738
Property and equipment, net	72,866
Goodwill	7,530,146
Intangible Assets, net	8,145,000
Deposits and other long term assets	16,582

Total assets acquired	$16,669,108

Accounts Payable and accrued expenses	196,101
Deferred rent and customer deposits	36,533
Debt	83,777
Deferred rent	16,197
Line of Credit	99,000

Net Assets acquired	$16,237,500
3.	Pro Forma Financial Statement Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma combined financial statements:

(A)	Cash due upon closing

(B)	To record preliminary estimate of goodwill for our acquisition of Surgical Biologics

(C)	To record the preliminary estimate of the fair value of intangible assets for our acquisition of Surgical Biologics. The amortizable intangible assets acquired are comprised of the following: approximately $3,100,000 of customer relationships, $245,000 of supplier relationships, and $4,800,000 of patents & knowhow. All items are amortized over a 14 year period

(D)	To reflect impact of non-recurring acquisition related transaction costs

(E)	To record 4% Convertible Note Payable due in eighteen months

(F)	To record 5,250,000 shares and 5,481,481 contingent shares of MiMedx common stock issued in connection with the acquisition of Surgical Biologics LLC valued at $1.35 per share, the closing price of MiMedx stock on the closing date

(G)	To eliminate Surgical Biologics Member’s Equity

(H)	To record interest expense on Convertible Note Payable

(I)	Adjustment to record amortization expense related to intangible assets acquired

(J)	To reflect 5,250,000 shares of MiMedx common stock issued at closing and 5,481,481 contingent shares of MiMedx common stock to be issued based upon achievement of certain revenue goals